Exhibit 1

JOINT FILING AGREEMENT

This Agreement will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock of Science 37 Holdings, Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of October 18, 2021

LUX CAPITAL MANAGEMENT, LLC

By:	/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for
Peter Hebert, Managing Member

LUX VENTURE PARTNERS IV, LLC

By:	/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for
Peter Hebert, Managing Member

LUX VENTURES IV, L.P.

By:	LUX VENTURE PARTNERS IV, LLC
Its:	General Partner

By:	/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

LUX CO-INVEST PARTNERS, LLC

By:	/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.

By:	LUX CO-INVEST PARTNERS, LLC
Its:	General Partner

By:	/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Peter Hebert, Managing Member

/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Peter Hebert

/s/ Segolene Scarborough
Segolene Scarborough, Attorney-in-Fact for Josh Wolfe